701-7 Koehler Avenue, Suite 7 - Ronkonkoma, NY 11779
(631) 981-9700 - www.lakeland.com
Exhibit 99.1
FOR IMMEDIATE RELEASE

Lakeland Industries Closes $23.5 Million Bank Revolver with TD Bank, N.A.

RONKONKOMA, NY – January 15, 2010 — Lakeland Industries, Inc. (NASDAQ: LAKE), today announced that it has closed on a $23.5 Million Secured Revolving Line of Credit for a term of one year with TD Bank, N.A.  The new Revolving Line of Credit provides Lakeland favorable annual fees and interest rate, and greater flexibility than the previous Line of Credit. In addition, subject to certain constraints, the new Revolving Line of Credit allows for advances for “permitted acquisitions” of up to $8 million in the aggregate without bank approval if Lakeland remains in compliance with all provisions.  In connection with the new Line of Credit, Lakeland will move its primary banking arrangements to TD Bank. The amount of the loan balance being transferred is approximately $12.4 million.

“This new Line of Credit gives us greater resources and greater flexibility which aligns closely with our growth strategies”, said Christopher J. Ryan, CEO of Lakeland.  “TD’s extensive experience as a lender and their banking systems will be great assets for our business”, Mr. Ryan added.

“At TD Bank, we are committed to working closely with our clients to understand their business so that we can develop customized financial solutions that meet their needs,” said Christopher Giamo, Regional President, Suburban New York, Long Island and Connecticut, TD Bank. “We are excited to partner with Lakeland Industries, and to help this company achieve their strategic growth objectives today and for years to come.”

About Lakeland Industries, Inc.:
Lakeland Industries, Inc. (NASDAQ: LAKE) manufactures and sells a comprehensive line of safety garments and accessories for the industrial protective clothing market.  The Company’s products are sold by a direct sales force and through independent sales representatives to a network of over 1,000 safety and mill supply distributors.  These distributors in turn supply end user industrial customers such as chemical/petrochemical, automobile, steel, glass, construction, smelting, janitorial, pharmaceutical and high technology electronics manufacturers, as well as hospitals and laboratories.  In addition, Lakeland supplies federal, state, and local government agencies, fire and police departments, airport crash rescue units, the Department of Defense, the Centers for Disease Control and Prevention, and may other federal and state agencies.

About TD Bank, America's Most Convenient Bank®
TD Bank, America's Most Convenient Bank, is one of the 15 largest commercial banks in the United States with $142 billion in assets, and provides customers with a full range of financial products and services at more than 1,000 convenient locations from Maine to Florida. TD Bank, N.A., is headquartered in Cherry Hill, N.J., and Portland, Maine. TD Bank is a trade name of TD Bank, N.A. For more information, visit www.tdbank.com.

TD Bank, America's Most Convenient Bank, is a member of TD Bank Financial Group of Toronto, Canada, a top 10 financial services company in North America and one of the few banks in the world rated Aaa by Moody's.

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Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995.  All statements that are not historical are forward-looking.  Forward-looking statements may relate to, but are not limited to, the effect of agreements described above but also on our international and total revenues and the size and growth of the Brazilian and International markets for protective apparel.  Such forward-looking statements are based upon current information and expectations. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.

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For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:
Lakeland Industries 631-981-9700 Christopher Ryan, CEO, CJRyan@lakeland.com Gary Pokrassa, CFO, GAPokrassa@lakeland.com 701-7 Koehler Avenue, Suite 7 Ronkonkoma, NY 11779 www.lakeland.com	Darrow Associates for Lakeland Industries 631-367-1866 Jordan Darrow jdarrow@darrowir.com TD Bank, N.A. Jennifer Morneau, PR Manager 207-761-8762 jennifer.morneau@tdbanknorth.com